UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2006

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2006, Health Net, Inc. (the "Company") and B. Curtis Westen, Senior Vice President, General Counsel and Secretary of the Company, entered into an employment letter agreement (the "Agreement") following Mr. Westen’s notification to the Company that he intends to relinquish his duties as the Company’s Senior Vice President, General Counsel and Secretary upon the earlier of January 1, 2007 or the date on which a new General Counsel is hired by the Company and commences employment in such role (the "Transition Date"). The Agreement amends certain terms (the "Amended Terms") of Mr. Westen’s employment agreement with the Company (as had been set forth in an employment letter agreement dated June 25, 1998; a severance payment agreement dated December 4, 1998 (the "Severance Payment Agreement"); an agreement dated January 1, 2001 providing for Mr. Westen’s consent to certain changes under the Severance Payment Agreement and certain Company stock option plans; and various stock option and restricted stock agreements to which Mr. Westen was a party (the "Existing Documents")) and restates, without altering, the other terms of Mr. Westen’s employment agreement with the Company as had been set forth in the Existing Documents.

The Amended Terms provide, among other things, that, following the Transition Date, Mr. Westen will continue to be employed full time by the Company as Senior Vice President and Special Counsel until June 30, 2007 (the "Termination Date") unless his employment is earlier terminated pursuant to the terms of the Agreement. Mr. Westen will be eligible to receive a bonus for the year ended December 31, 2006 under the Company’s Executive Incentive Plan ("EIP") in the amount of $385,000, which bonus, if any, will be paid in accordance with the terms of the EIP. Mr. Westen will not be eligible to receive a stock option grant in 2007 or a bonus for the year ended December 31, 2007. Mr. Westen will continue to be paid a base salary at an annual rate of $550,000 until the Termination Date or such earlier date on which his employment is terminated.

Pursuant to the Amended Terms, if, between the Transition Date and the Termination Date, the Company removes Mr. Westen from his position as Senior Vice President and Special Counsel, he will not be entitled to receive any severance payments but will be entitled to be paid his base salary through the Termination Date and to continue to vest in his outstanding stock options in accordance with the applicable stock option agreements through the Termination Date.

The Amended Terms also provide that, if Mr. Westen’s employment is terminated without cause (as defined in the Agreement) at any time prior to the Transition Date, he will be entitled to receive (1) the continuation of all medical, health, disability, life and accident insurance maintained for his benefit immediately prior to the date of his termination for a period of two years from the date of the termination and (2) a lump sum cash payment equal to two times his base salary in effect at the time of the termination. Mr. Westen will not be entitled to receive any severance benefits solely upon a change of control of the Company.

The foregoing description is qualified in its entirety by the complete text of the Agreement which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

10.1 Amended and Restated Employment Letter Agreement dated as of June 28, 2006 between Health Net, Inc. and B. Curtis Westen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

June 30, 2006	By:	Jay M. Gellert

Name: Jay M. Gellert
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Letter Agreement dated as of June 28, 2006 between Health Net, Inc. and B. Curtis Westen.